Exhibit 10.6

TERMINATION AGREEMENT

TERMINATION AGREEMENT (this “Agreement”), dated as of April 21, 2022, by and between American Virtual Cloud Technologies, Inc., a Delaware corporation (the “Company”), and Navigation Capital Partners, Inc., a Delaware corporation (“Consultant”). Each of the Company and Consultant is sometimes referred to herein as a “Party,” and the Company and Consultant are sometimes referred to herein collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Company and Consultant are parties to that certain Services Agreement, dated as of March 4, 2021 (the “Services Agreement”), pursuant to which, among other things, Consultant had provided certain services to the Company since October 1, 2020;

WHEREAS, the Company has accrued an aggregate of $900,000 of unpaid fees due to Consultant pursuant to the terms of the Services Agreement;

WHEREAS, the Company granted Consultant a restricted stock unit award in July 2021 (the “RSU”) in consideration of the provision of additional services by personnel of Consultant to the Company; and

WHEREAS, the Parties wish to terminate and cancel the RSU and to settle all obligations of the Company to Consultant under, and to terminate in full, the Services Agreement, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, covenants and agreements herein contained, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Termination of Services Agreement. Notwithstanding anything to the contrary set forth therein, the Services Agreement is hereby terminated effective immediately and all provisions contained therein are of no further force and effect, with no remaining liability of any party to the Services Agreement with respect thereto, other than the obligation of the Company to make (or cause to be made) the payments provided in Section 2 of this Agreement. Consultant, on behalf of itself and its affiliates and its and their respective successors and assigns, hereby releases the Company and its affiliates and its and their respective successors and assigns from any and all claims, liabilities or other obligations arising under or in connection with the Services Agreement (other than the payments provided in Section 2 of this Agreement).

2.	Cancellation of RSU. The RSU is hereby terminated effective immediately and all provisions contained therein are of no further force and effect, with no remaining liability of any party to the RSU with respect thereto. Consultant acknowledges and agrees that none of the RSU has vested on or prior to the date hereof.

3.	Payments. In consideration of the termination of the Services Agreement as set forth herein, the Company shall pay to Consultant the sum of $900,000, in nine (9) monthly installments of $100,000 each, commencing on May 1, 2022; provided that any payment that would be due on a day that is not a business day shall be due and payable on the next succeeding business day.

4.	General Representations. As an inducement to the other Party to enter into this Agreement, each Party hereto hereby represents and warrants to the other Party the following:

a.	Organization; Good Standing; Qualification. Such Party is validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or other business entity power and authority to conduct its business as currently conducted, except where the failure to be in good standing or to have such power and authority would not materially impair such Party’s ability to consummate the transactions contemplated hereby or comply with the terms and provisions hereof applicable to such Party.

b.	Authority; Approvals. Such Party has requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly authorized and duly and validly executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Parties hereto) constitutes legal, valid and binding obligations of such Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by limitations on enforcement and other remedies imposed by or arising under or in connection with applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally from time to time in effect or general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing with respect to those jurisdictions that recognize such concepts).

c.	No Violation. Neither the execution and delivery of this Agreement by such Party nor the consummation by such Party of the transactions contemplated hereby nor compliance by such Party with any of the terms or provisions hereof applicable to such Party will (i) violate any provision of such Party’s constituent documents or (ii) (A) violate any law applicable to such Party or any of its respective assets or (B) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination or cancellation of, or result in the creation of any lien upon any of the assets of such Party under any of the terms, conditions or provisions of any contract to which such Party is a party, or by which their or any of its assets may be bound, except, in the case of clause (ii) where such violation conflict, breach, default, termination, cancellation or lien (as applicable) would not materially impair such Party’s ability to consummate the transactions contemplated hereby or to comply with the terms and provisions hereof applicable to such Party.

d.	Consents and Approvals. No consents or approvals of or filings or registrations with any governmental authority, or of or with any third party, are necessary in connection with the execution and delivery by such Party of this Agreement or the consummation by such Party of the transactions contemplated hereby and compliance by such Party with any of the provisions hereof.

5.	Miscellaneous.

a.	Further Assurances. On and after the execution of this Agreement, each Party hereto shall execute and deliver to the other Party such documents, agreements and other instruments as may be reasonably requested by such other Party and are required to effectuate the transactions contemplated by this Agreement.

b.	Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth herein.

c.	Amendments and Waivers. This Agreement may be amended, modified or supplemented only by an instrument in writing signed by the Parties hereto. The failure of a Party hereto at any time or times to require performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term or covenant contained in this Agreement shall be effective unless it is in a writing signed by such Party.

d.	Assignment; No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

e.	Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

f.	Counterparts. This Agreement may be executed in any number of counterparts (including by .pdf file exchanged via email or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

g.	Governing Law. This Agreement shall be governed exclusively by and construed and enforced exclusively in accordance with the internal Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

h.	Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY AND ABSOLUTELY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH, ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Thomas King
	Name:	Thomas King
	Title:	Chief Financial Officer

NAVIGATION CAPITAL PARTNERS, INC.

By:	/s/ Ronald J. Coombs
	Name:	Ronald J. Coombs
	Title:	Chief Financial Officer

[Signature Page to Termination Agreement]